Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500
FOR IMMEDIATE RELEASE
CONTACT: Alex Wiseman
(616) 863-3974

WOLVERINE WORLDWIDE REPORTS FOURTH QUARTER AND
FULL YEAR 2023 RESULTS IN-LINE WITH GUIDANCE
AND PROVIDES OUTLOOK FOR 2024

Company Significantly Strengthens its Balance Sheet and Improves Cost Structure, Enabling
an Acceleration of its Transformation to Become Great Global Brand Builders

ROCKFORD, Mich., February 21, 2024 – Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the fourth-quarter and full-year 2023 ended December 30, 2023.

“We are effectively executing our transformation plan with great pace – having largely completed the stabilization phase of our turnaround,” said Chris Hufnagel, President and Chief Executive Officer of Wolverine Worldwide. “We finished the year with revenue and earnings in-line with guidance, and inventory and debt levels better than expected. Most importantly, Wolverine Worldwide is a much different company than it was just six months ago, with a healthier balance sheet, enhanced efficiency to deliver higher profit and investment, and a redesigned organizational structure to strengthen our brand-building capabilities. Our focused portfolio of authentic brands – supported by powerful central platforms – is focused on helping consumers live better lives through performance-led product innovation and design. Going forward, we are accelerating our transformation of the business to ultimately drive an inflection to growth. Our team is energized by our new vision to become global brand builders, and we are confident in our ability to drive meaningful and sustained shareholder value.”

FINANCIAL HIGHLIGHTS

Financial results for 2023, and comparable results from 2022, in each case, for our ongoing business exclude the impact of Keds, which was sold in February 2023, the U.S. Wolverine Leathers business, which was sold in August 2023, the non-U.S. Wolverine Leathers business, which was sold in December 2023, and reflect an adjustment for the transition of our Hush Puppies North America business to a licensing model in the second half of 2023. Tables have been provided in the back of this release showing the impact of these adjustments on financial results for 2023 and 2022. For visibility regarding this impact on our 2023 operating results, the Company has reported actual results reflecting its ongoing businesses and separately reported results for Keds, which will be limited to the period through February 3, 2023, and Wolverine Leathers to the extent it owned and operated the business.

Prior to the fourth quarter of 2023, Sperry®, Keds®, and Hush Puppies® financial results were reported in the Lifestyle Group. The Lifestyle Group is no longer a reportable segment and the financial results for Sperry®, Keds®, and Hush Puppies® are included in Other. Prior period disclosures have been adjusted.

FOURTH-QUARTER 2023 FINANCIAL HIGHLIGHTS

(in millions)	December 30, 2023	December 31, 2022	Y/Y Change	Constant Currency Change
Reported Segment Revenue Results:
Active Group	$341.3	$397.6	(14.2)%	(15.2)%
Work Group	$125.3	$154.5	(18.9)%	(19.7)%
Other	$60.1	$112.9	(46.8)%	(44.8)%
Total Revenue	$526.7	$665.0	(20.8)%	(21.3)%
Ongoing Total Revenue	$521.2	$634.6	(17.9)%	(18.4)%
Supplemental Brand Revenue Information
Merrell	$161.8	$193.9	(16.6)%	(17.0)%
Saucony	$105.1	$121.3	(13.4)%	(13.7)%
Wolverine	$51.8	$71.8	(27.9)%	(27.9)%
Sweaty Betty	$67.3	$72.8	(7.6)%	(11.8)%
Reported:
Gross Margin	36.6%	33.7%	290 bps
Operating Margin	(35.5)%	(68.4)%	3,290 bps
Diluted Earnings Per Share	($1.15)	($4.59)	74.9%
Non-GAAP and Ongoing business:
Adjusted Gross Margin	36.9%	34.2%	270 bps
Adjusted Operating Margin	(3.5)%	(1.8)%	(170) bps
Adjusted Diluted Earnings Per Share	$(0.30)	$(0.13)	130.8%
Constant Currency Earnings Per Share	$(0.29)	$(0.13)	123.1%

Revenue of $526.7 million declined 20.8% versus the prior year and declined 21.3% on a constant currency basis. Revenue from the ongoing business was $521.2 million and declined 18.4% on a constant currency basis.

The Company's international revenue of $267.2 million was down 5.1% compared to the prior year and down 6.2% on a constant currency basis. International revenue from the ongoing business of $261.7 million was down 3.4% compared to the prior year and down 4.6% on a constant currency basis. Direct-to-Consumer revenue of $186.9 million was down 17.6% compared to the prior year and down 15.5% for the ongoing business compared to the prior year.

Gross margin was 36.6% compared to 33.7% in the prior year and improved due to less promotional eCommerce sales and inventory markdown provisions as a result of much healthier inventory levels. Benefits from profit improvement initiatives were offset by the sale of the last tranche of higher-cost inventory containing transitory supply chain costs from 2022.

Selling, General & Administrative expenses were $379.9 million, or 72.1% of revenue. Adjusted SG&A expenses of $210.5 million or 40.4% of adjusted revenue, were 450 basis points higher than the prior year. Refer to table in the back of the release for reconciliation of reported SG&A expenses to adjusted SG&A expenses.

Inventory at the end of the quarter was $373.6 million and was down $371.6 million or approximately 50% compared to the prior year. The Sperry business and China joint venture entities are considered held for sale and not included in the Company's 2023 total inventory balance.

Net Debt at the end of the quarter was $740 million, down $285 million from the prior year. The Company's bank-defined leverage ratio was 2.9x.

FULL-YEAR 2023 FINANCIAL HIGHLIGHTS

(in millions)	December 30, 2023	December 31, 2022	Y/Y Change	Constant Currency Change
Segment Revenue Results:
Active Group	$1,439.1	$1,570.2	(8.3)%	(8.1)%
Work Group	$480.6	$590.5	(18.6)%	(19.0)%
Other	$323.2	$524.1	(38.3)%	(37.9)%
Total Revenue	$2,242.9	$2,684.8	(16.5)%	(16.3)%
Ongoing Total Revenue	$2,199.3	$2,532.1	(13.1)%	(13.0)%
Supplemental Brand Information
Merrell	$675.8	$764.2	(11.6)%	(11.3)%
Saucony	$495.8	$505.3	(1.9)%	(1.2)%
Wolverine	$201.2	$247.5	(18.7)%	(18.7)%
Sweaty Betty	$203.8	$211.5	(3.6)%	(4.5)%
Reported:
Gross Margin	38.9%	39.9%	(100) bps
Operating Margin	(3.0)%	(7.8)%	480 bps
Diluted Earnings Per Share	$(0.51)	$(2.37)	78.5%
Non-GAAP:
Adjusted Gross Margin	39.3%	40.7%	(140) bps
Adjusted Operating Margin	3.1%	6.8%	(370) bps
Adjusted Diluted Earnings Per Share	$0.05	$1.37	(96.4)%
Constant Currency Earnings Per Share	$0.15	$1.37	(89.1)%

Revenue of $2,242.9 million represents a decline of 16.5% versus the prior year and a decline of 16.3% on a constant currency basis.

Gross margin was 38.9% versus 39.9% in the prior year and reflects sales of higher-cost inventory due to transitory costs from 2022 and acceleration of end-of-life inventory liquidations.

Selling, General & Administrative expenses were $940.7 million, or 41.9% of revenue. Adjusted SG&A expenses of $797.7 million or 36.3% of adjusted revenue, were 250 basis points higher than the prior year.

FULL-YEAR 2024 OUTLOOK

The outlook for 2024, and comparable results from 2023, in each case, for our ongoing business now also exclude the impact of Sperry, which was sold in January 2024.

“Our expectation of improved Fiscal 2024 profitability reflects the comprehensive stabilization work completed over the last six months,” said Mike Stornant, Executive Vice President and Chief Financial Officer. “We expect to deliver incremental cost benefits of $140 million from recent profit improvement initiatives, allowing reinvestment into demand creation, enhanced technology, among other new capabilities needed to drive sustained growth. Solid inventory reductions already executed will benefit gross margin and allow for an increased flow of new and innovative product offerings. Successful efforts to lower debt are expected to reduce interest expense by approximately $20 million. While we expect the macro environment to remain challenging, especially in the first half of the year, we believe firmly that the business is on much stronger footing and poised to drive improved profit, cash flow and growth into the future."

Full year 2024 outlook is as follows:

•Revenue from our ongoing business is expected to be approximately $1.70 billion to $1.75 billion, representing a decline compared to 2023 of approximately 14.7% to 12.2% and constant currency decline of approximately 14.3% and 11.8%.
•Gross margin is expected to be approximately 44.5% up 460 basis points compared to 2023.
•Operating margin is expected to be approximately 5.7%, and adjusted operating margin is expected to be approximately 7.0%, up 310 basis points compared to 2023.
•The effective tax rate is expected to be approximately 18%.
•Diluted earnings per share are expected to be between $0.43 and $0.63, and adjusted diluted earnings per share are expected to be between $0.65 and $0.85. These full-year EPS projections include an approximate $0.10 negative impact from foreign currency exchange rate fluctuations.
•Diluted weighted average shares are expected to be approximately 80 million.
•Inventory is expected to decline by at least $70 million by year-end.
•Net Debt at year-end is expected to be approximately $575 million.

NON-GAAP FINANCIAL MEASURES
Measures referred to in this release as “adjusted” financial results and the financial results of the "ongoing business" are non-GAAP measures. Adjusted financial results exclude environmental and other related costs net of recoveries, non-cash impairment of long-lived assets, reorganization costs, debt modification costs, gain on the sale of businesses, trademarks and long-lived assets, costs associated with divestitures, SERP curtailment gain, receivables securitization transaction costs, and costs associated with Sweaty Betty® integration. The financial results of the ongoing business exclude financial results from the Keds business, Wolverine Leathers business and reflect an adjustment for the transition of our Hush Puppies North America business to a licensing model in the second half of 2023. The outlook for 2024, and comparable results from 2023, in each case, for our ongoing business now also exclude the impact of Sperry, which was sold in January 2024. The Company also presents constant currency information, which is a non-GAAP measure that excludes the impact of fluctuations in foreign currency exchange rates. The Company calculates constant currency basis by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to the Company's current period reported results. The Company believes providing each of these non- GAAP measures provides valuable supplemental information regarding its results of operations, consistent with how the Company evaluates performance.
The Company has provided a reconciliation of each of the above non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company believes these non-GAAP measures provide useful information to both management and investors because they increase the comparability of current period results to prior period results by adjusting for certain items that may not be indicative of core operating results and enable better identification of trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. EST to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at www.wolverineworldwide.com. A replay of the conference call will be available on the Company’s website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
Founded in 1883, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. The Company's diverse portfolio of highly recognized brands includes Merrell®, Saucony®, Sweaty Betty®, Hush Puppies®, Wolverine®, Chaco®, Bates®, HYTEST®, and Stride Rite®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for more than 140 years, the Company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding the Company’s outlook for 2024 including, among others: reported, adjusted and constant currency revenue; reported and adjusted gross margin; reported and adjusted operating margin; effective tax rate; reported and adjusted diluted earnings per share; diluted weighted average shares; and net debt; as well as statements regarding the Company's brand performance, strategic investment and improved profitability in 2024, the Company’s expectations regarding the macro environment in 2024, and the Company's ability to drive sustainable, long-term growth and shareholder returns.. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “focused,” “projects,” “outlook,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies, inflationary pressures and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost, including the effect of inflationary pressures, and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; the impact of changes in general economic conditions and/or the credit markets on the Company’s manufacturers, distributors, suppliers, joint venture partners and wholesale customers; changes in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; risks of breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; problems affecting the Company’s supply chain and distribution system, including service disruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; risks relating to stockholder activism; the potential effects of outbreaks of COVID-19 or future health crises on the Company’s business, operations, financial results and liquidity; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except earnings per share)

	Quarter Ended		Fiscal Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Revenue	$526.7	$665.0	$2,242.9	$2,684.8
Cost of goods sold	333.7	440.8	1,370.4	1,614.4
Gross profit	193.0	224.2	872.5	1,070.4
Gross margin	36.6%	33.7%	38.9%	39.9%

Selling, general and administrative expenses	245.4	249.1	856.2	906.4
Gain on sale of business, trademarks and long-lived assets	(12.6)	—	(90.4)	(90.0)
Impairment of long-lived assets	129.5	428.7	185.3	428.7
Environmental and other related costs (income), net of recoveries	17.6	1.1	(10.4)	33.7
Operating expenses	379.9	678.9	940.7	1,278.8
Operating expenses as a % of revenue	72.1%	102.1%	41.9%	47.6%

Operating loss	(186.9)	(454.7)	(68.2)	(208.4)
Operating margin	(35.5)%	(68.4)%	(3.0)%	(7.8)%

Interest expense, net	16.1	16.0	63.5	47.3
Other expense (income), net	(0.7)	(5.0)	2.5	(2.8)
Total other expenses	15.4	11.0	66.0	44.5
Loss before income taxes	(202.3)	(465.7)	(134.2)	(252.9)

Income tax benefit	(111.7)	(104.9)	(95.0)	(63.8)
Effective tax rate	55.2%	22.5%	70.7%	25.2%

Net loss	(90.6)	(360.8)	(39.2)	(189.1)

Less: net earnings (loss) attributable to noncontrolling interests	0.6	0.8	0.4	(0.8)
Net loss attributable to Wolverine World Wide, Inc.	$(91.2)	$(361.6)	$(39.6)	$(188.3)
Diluted loss per share	$(1.15)	$(4.59)	$(0.51)	$(2.37)

Supplemental information:
Net loss used to calculate diluted loss per share	$(91.4)	$(361.8)	$(40.3)	$(188.9)
Shares used to calculate diluted loss per share	79.5	78.8	79.4	79.7

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	December 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$179.0	$131.5
Accounts receivables, net	230.8	241.7
Inventories, net	373.6	745.2
Current assets held for sale	160.6	67.9
Other current assets	81.1	79.0
Total current assets	1,025.1	1,265.3
Property, plant and equipment, net	96.3	136.2
Lease right-of-use assets	118.2	174.7
Goodwill and other indefinite-lived intangibles	601.2	759.0
Other noncurrent assets	222.0	157.5
Total assets	$2,062.8	$2,492.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$519.7	$636.2
Lease liabilities	34.7	39.1
Current maturities of long-term debt	10.0	10.0
Borrowings under revolving credit agreements	305.0	425.0
Total current liabilities	869.4	1,110.3
Long-term debt	605.8	723.0
Lease liabilities, noncurrent	132.4	153.6
Other noncurrent liabilities	155.2	166.8
Stockholders' equity	300.0	339.0
Total liabilities and stockholders' equity	$2,062.8	$2,492.7

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Fiscal Year Ended
	December 30, 2023	December 31, 2022
OPERATING ACTIVITIES:
Net loss	$(39.2)	$(189.1)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	35.1	34.6
Deferred income taxes	(95.8)	(105.7)
Stock-based compensation expense	15.2	33.4
Pension and SERP expense	0.7	9.3
Impairment of long-lived assets	185.3	428.7
Environmental and other related costs	(55.1)	(23.0)
Gain on sale of business, trademarks and long-lived assets	(90.4)	(90.0)
Other	(2.0)	(2.7)
Changes in operating assets and liabilities	168.0	(274.4)
Net cash provided by (used in) operating activities	121.8	(178.9)

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(14.6)	(36.5)
Proceeds from sale of business, trademarks and long-lived assets	188.9	90.0
Investment in joint ventures	—	(2.8)
Other	(2.7)	3.9
Net cash provided by investing activities	171.6	54.6

FINANCING ACTIVITIES:
Payments under revolving credit agreements	(743.0)	(740.0)
Borrowings under revolving credit agreements	623.0	940.0
Proceeds from company-owned insurance policies	—	30.5
Payments on long-term debt	(118.3)	(10.0)
Payments of debt issuance costs	(0.9)	—
Cash dividends paid	(32.6)	(32.8)
Purchase of common stock for treasury	—	(81.3)
Employee taxes paid under stock-based compensation plans	(5.8)	(7.7)
Proceeds from the exercise of stock options	0.1	1.4
Contributions from noncontrolling interests	31.2	7.0
Net cash provided by (used in) financing activities	(246.3)	107.1

Effect of foreign exchange rate changes	2.0	(9.0)
Increase (decrease) in cash and cash equivalents	49.1	(26.2)

Cash and cash equivalents at beginning of the year	135.5	161.7
Cash and cash equivalents at end of the year	$184.6	$135.5

The following tables contain information regarding the non-GAAP financial measures used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q4 2023 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO ADJUSTED
REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis 2023-Q4	Foreign Exchange Impact	Constant Currency Basis 2023-Q4	GAAP Basis 2022-Q4	Reported Change	Constant Currency Change
REVENUE
Active Group	$341.3	$(4.3)	$337.0	$397.6	(14.2)%	(15.2)%
Work Group	125.3	(1.2)	124.1	154.5	(18.9)%	(19.7)%
Other	60.1	2.2	62.3	112.9	(46.8)%	(44.8)%
Total	$526.7	$(3.3)	$523.4	$665.0	(20.8)%	(21.3)%

RECONCILIATION OF REPORTED REVENUE
TO ADJUSTED REVENUE*
(Unaudited)
(In millions)

	GAAP Basis	Divestiture (1)	As Adjusted

Revenue - Fiscal 2023 Q4	$526.7	$5.5	$521.2

Revenue - Fiscal 2022 Q4	$665.0	$30.4	$634.6
(1)Q4 2023 adjustments reflect the Wolverine Leathers business results included in the consolidated condensed statement of operations. Q4 2022 adjustments reflect results for the Keds business, Wolverine Leathers business and Hush Puppies prior to the license model change included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED GROSS MARGIN
TO ADJUSTED GROSS MARGIN *
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	Divestiture (2)	As Adjusted

Gross Profit - Fiscal 2023 Q4	$193.0	$—	$(0.6)	$192.4

Gross margin	36.6%			36.9%

Gross Profit - Fiscal 2022 Q4	$224.2	$1.0	$(8.3)	$216.9

Gross margin	33.7%			34.2%
(1)Q4 2022 adjustment reflects $1.0 million of costs associated with Sweaty Betty® integration.
(2)Q4 2023 adjustments reflect the Wolverine Leathers business results included in the consolidated condensed statement of operations. Q4 2022 adjustments reflect results for the Keds business, Wolverine Leathers business and Hush Puppies prior to the license model change included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES*
(Unaudited)
(In millions)

	GAAP Basis	Adjustment (1)	Divestiture (2)	As Adjusted

Selling, general and administrative expenses - Fiscal 2023 Q4	$379.9	$(168.8)	$(0.6)	$210.5

Selling, general and administrative expenses - Fiscal 2022 Q4	$678.9	$(440.6)	$(10.2)	$228.1
(1)Q4 2023 adjustments reflect $129.4 million for non-cash impairments of long-lived assets, $31.3 million of reorganization costs, $17.6 million of environmental and other related costs net of recoveries, $3.1 million of costs associated with divestitures, partially offset by $12.6 million gain on the sale of businesses, trademarks and long-lived assets. Q4 2022 adjustments reflect $428.7 million for a non-cash impairment of the Sperry® trade name and the Sweaty Betty® trade name and goodwill, $9.1 million for reorganization costs, $1.1 million of environmental and other related costs net of recoveries, $0.9 million of costs associated with Sweaty Betty® integration and $0.8 of receivables securitization transaction costs.

(2)Q4 2023 adjustments reflect the Wolverine Leathers business results included in the consolidated condensed statement of operations. Q4 2022 adjustments reflect results for the Keds business, Wolverine Leathers business and Hush Puppies prior to the license model change included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	Divestiture (2)	As Adjusted

Operating Profit - Fiscal 2023 Q4	$(186.9)	$168.8	$—	$(18.1)

Operating margin	(35.5)%			(3.5)%

Operating Profit - Fiscal 2022 Q4	$(454.7)	$441.6	$1.9	$(11.2)

Operating margin	(68.4)%			(1.8)%
(1)Q4 2023 adjustments reflect $129.4 million for non-cash impairments of long-lived assets, $31.3 million of reorganization costs, $17.6 million of environmental and other related costs net of recoveries, $3.1 million of costs associated with divestitures, partially offset by $12.6 million gain on the sale of businesses, trademarks and long-lived assets. Q4 2022 adjustments reflect $428.7 million for a non-cash impairment of the Sperry® trade name and the Sweaty Betty® trade name and goodwill, $9.1 million for reorganization costs, $1.1 million of environmental and other related costs net of recoveries, $1.9 million of costs associated with Sweaty Betty® integration and $0.8 of receivables securitization transaction costs.

(2)Q4 2023 adjustments reflect the Wolverine Leathers business results included in the consolidated condensed statement of operations. Q4 2022 adjustments reflect results for the Keds business, Wolverine Leathers business and Hush Puppies prior to the license model change included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis	Adjustments (1)	Divestiture (2)	As Adjusted	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

EPS - Fiscal 2023 Q4	$(1.15)	$0.85	$—	$(0.30)	$0.01	$(0.29)

EPS - Fiscal 2022 Q4	$(4.59)	$4.44	$0.02	$(0.13)
(1)Q4 2023 adjustments reflect non-cash impairments of long-lived assets, reorganization costs, environmental and other related costs net of recoveries, costs associated with divestitures, partially offset by gain on the sale of businesses, trademarks and long-lived assets and SERP curtailment gain. Q4 2022 adjustment reflects non-cash impairment of the Sperry® trade name and the Sweaty Betty® trade name and goodwill, reorganization costs, environmental and other related costs net of recoveries, costs associated with Sweaty Betty® integration and receivables securitization transaction costs

(2)Q4 2023 adjustments reflect the Wolverine Leathers business results included in the consolidated condensed statement of operations. Q4 2022 adjustments reflect results for the Keds business, Wolverine Leathers business and Hush Puppies prior to the license model change included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED INVENTORY
TO ADJUSTED INVENTORY*
(Unaudited)
(In millions)

	GAAP Basis	Divestiture (1)	As Adjusted

Inventory - 2023 Q4	$373.6	$—	$373.6

Inventory - 2023 Q3	$563.8	$100.6	$463.2

Inventory - 2023 Q2	$647.9	$113.3	$534.6

Inventory - 2023 Q1	$725.9	$120.5	$605.4

Inventory - 2022 Q4	$745.2	$132.0	$613.2
(1)Adjustments reflect the Sperry business and consolidated China joint ventures inventory included in the consolidated condensed balance sheet.

2023 FULL-YEAR RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO ADJUSTED
REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis 2023	Foreign Exchange Impact	Constant Currency Basis 2023	GAAP Basis 2022	Reported Change	Constant Currency Change
REVENUE
Active Group	$1,439.1	3.5	$1,442.6	$1,570.2	(8.3)%	(8.1)%
Work Group	480.6	(2.4)	478.2	590.5	(18.6)%	(19.0)%
Other	323.2	2.3	325.5	524.1	(38.3)%	(37.9)%
Total	$2,242.9	$3.4	$2,246.3	$2,684.8	(16.5)%	(16.3)%

RECONCILIATION OF REPORTED REVENUE
TO ADJUSTED REVENUE*
(Unaudited)
(In millions)

	GAAP Basis	Divestiture (1)	As Adjusted

Revenue - Fiscal 2023	$2,242.9	$43.6	$2,199.3

Revenue - Fiscal 2022	$2,684.8	$152.7	$2,532.1
(1)2023 adjustments reflect the Keds business and Wolverine Leathers business results included in the consolidated condensed statement of operations. 2022 adjustments reflect results for the Keds business, Wolverine Leathers business and Hush Puppies prior to the license model change included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED GROSS MARGIN
TO ADJUSTED GROSS MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	Divestiture (2)	As Adjusted

Gross Profit - Fiscal 2023	$872.5	$0.4	$(7.7)	$865.2

Gross margin	38.9%			39.3%

Gross Profit - Fiscal 2022	$1,070.4	$1.7	$(42.1)	$1,030.0

Gross margin	39.9%			40.7%
(1)2023 adjustment reflects $0.4 million of costs associated with divestitures. 2022 adjustment reflects $1.7 million of costs associated with Sweaty Betty® integration.
(2)2023 adjustments reflect the Keds business and Wolverine Leathers business results included in the consolidated condensed statement of operations. 2022 adjustments reflect results for the Keds business, Wolverine Leathers business and Hush Puppies prior to the license model change included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES*
(Unaudited)
(In millions)

	GAAP Basis	Adjustment (1)	Divestiture (2)	As Adjusted

Selling, general and administrative expenses - Fiscal 2023	$940.7	$(136.7)	$(6.3)	$797.7

Selling, general and administrative expenses - Fiscal 2022	$1,278.8	$(384.3)	$(37.9)	$856.6
(1)2023 adjustments reflect $185.3 million for non-cash impairments of long-lived assets, $47.1 million of reorganization costs, $5.1 million of costs associated with divestitures, partially offset by $90.4 million gain on the sale of businesses, trademarks and long-lived assets and $10.4 million of environmental and other related costs net of recoveries. 2022 adjustments reflect $428.7 million for a non-cash impairment of the Sperry® trade name and the Sweaty Betty® trade name and goodwill, $9.1 million for reorganization costs, $33.7 million of environmental and other related costs net of recoveries, $2.0 million of costs associated with Sweaty Betty® integration and $0.8 million of receivables securitization transaction costs, partially offset by $90.0 gain on the sale of the Champion trademarks.

(2)2023 adjustments reflect the Keds business and Wolverine Leathers business results included in the consolidated condensed statement of operations. 2022 adjustments reflect results for the Keds business, Wolverine Leathers business and Hush Puppies prior to the license model change included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	Divestiture (2)	As Adjusted

Operating Profit (Loss) - Fiscal 2023	$(68.2)	$137.1	$(1.4)	$67.5

Operating margin	(3.0)%			3.1%

Operating Profit (Loss) - Fiscal 2022	$(208.4)	$386.0	$(4.2)	$173.4

Operating margin	(7.8)%			6.8%
(1)2023 adjustments reflect $185.3 million for non-cash impairments of long-lived assets, $47.1 million of reorganization costs, $5.5 million of costs associated with divestitures, partially offset by $90.4 million gain on the sale of businesses, trademarks and long-lived assets and $10.4 million of environmental and other related costs net of recoveries. 2022 adjustments reflect $428.7 million for a non-cash impairment of the Sperry® trade name and the Sweaty Betty® trade name and goodwill, $9.1 million for reorganization costs, $33.7 million of environmental and other related costs net of recoveries, $3.7 million of costs associated with Sweaty Betty® integration and $0.8 million of receivables securitization transaction costs, partially offset by $90.0 gain on the sale of the Champion trademarks.

(2)2023 adjustments reflect the Keds business and Wolverine Leathers business results included in the consolidated condensed statement of operations. 2022 adjustments reflect results for the Keds business, Wolverine Leathers business and Hush Puppies prior to the license model change included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis	Adjustments (1)	Divestiture (2)	As Adjusted	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

EPS - Fiscal 2023	$(0.51)	$0.57	$(0.01)	$0.05	$0.10	$0.15

EPS - Fiscal 2022	$(2.37)	$3.78	$(0.04)	$1.37
(1)2023 adjustments reflect non-cash impairments of long-lived assets, reorganization costs, costs associated with divestitures, debt modification costs, partially offset by gain on the sale of businesses, trademarks and long-lived assets, environmental and other related costs net of recoveries, and SERP curtailment gain. 2022 adjustment reflects non-cash impairment of the Sperry® trade name and the Sweaty Betty® trade name and goodwill, reorganization costs, environmental and other related costs net of recoveries, costs associated with Sweaty Betty® integration and receivables securitization transaction costs, partially offset by gain on the sale of the Champion trademark.

(2)2023 adjustments reflect the Keds business and Wolverine Leathers business results included in the consolidated condensed statement of operations. 2022 adjustments reflect results for the Keds business, Wolverine Leathers business and Hush Puppies prior to the license model change included in the consolidated condensed statement of operations.

DIVESTITURE
FINANCIAL SUMMARY
(Unaudited)
(In millions, except per share amounts)

In order to provide visibility regarding the financial impact of completed divestitures, and the impact of the transition of Hush Puppies® from a wholesale model to a license model on July 1, 2023, the Company has provided additional information within the supplemental table below. The items included in the tables represent amounts that are reflected in the reported fiscal 2023 and 2022 results that are related to businesses the Company has sold or announced that the Company does not intend to include the business in the Company's long-term plans. The Company believes providing the following information is helpful to better understand the impact of the divestitures and transition to a license model on the Company's ongoing business.

	Q1	Q2	Q3	Q4	2023 Full-Year
Revenue - Impact
Keds business (1)	$6.5	$—	$—	$—	$6.5
Wolverine Leathers business (2)	12.5	10.9	8.2	5.5	37.1
Total Revenue - Impact	$19.0	$10.9	$8.2	$5.5	$43.6

Operating profit - Impact
Keds business (1)	$(1.9)	$—	$—	$—	$(1.9)
Wolverine Leathers business (2)	1.4	0.8	1.1	—	3.3
Total Operating profit - Impact	$(0.5)	$0.8	$1.1	$—	$1.4

Net earnings per share - Impact	$(0.01)	$0.01	$0.01	$—	$0.01

	Q1	Q2	Q3	Q4	2022 Full-Year
Revenue - Impact
Keds business (1)	$20.4	$24.0	$21.3	$17.1	$82.8
Wolverine Leathers business (2)	18.5	17.7	14.0	8.4	58.6
Hush Puppies (3)	—	—	6.4	4.9	11.3
Total Revenue - Impact	$38.9	$41.7	$41.7	$30.4	$152.7

Operating profit - Impact
Keds business (1)	$1.5	$0.5	$0.4	$(0.9)	$1.5
Wolverine Leathers business (2)	1.4	1.7	0.9	0.4	4.4
Hush Puppies (3)	—	—	(0.3)	(1.4)	(1.7)
Total Operating profit - Impact	$2.9	$2.2	$1.0	$(1.9)	$4.2

Net earnings per share - Impact	$0.03	$0.02	$0.01	$(0.02)	$0.04
(1) The Keds® business line item reflects the revenue and operating profit from sale of Keds® products that will not reoccur after the Company's first period in fiscal 2023 as a result of the sale of the global Keds® business effective February 4, 2023.
(2) The Wolverine Leathers business line item reflects revenue and operating profit from the Wolverine Leathers business that will not reoccur after the Wolverine Leathers business is sold. The Company divested the U.S. Wolverine Leathers business in August 2023 and divested the non-U.S. Wolverine Leathers business in December 2023.
(3) The Hush Puppies® line item represents financial results associated with the Hush Puppies® United States and Canada operations prior to the transition from a wholesale model to a license model on July 1, 2023, net of estimated license revenue.

2024 GUIDANCE

SPERRY DIVESTITURE AND
2024 GUIDANCE COMPARISON
RECONCILIATIONS
(Unaudited)
(In millions, except per share amounts)

In order to provide visibility regarding the financial impact of the Sperry® business divestiture, the Company has provided additional information within the supplemental table below. The items included in the table represent amounts related to the Sperry® business that are reflected in the Company’s reported fiscal year 2023 results. The Sperry® business financial results are excluded for purposes of comparison of the 2024 guidance to the adjusted 2023 results. Reconciliation tables are provided below for 2023 GAAP results to the 2023 as adjusted results included in any 2024 guidance comparisons to 2023.

	Q1	Q2	Q3	Q4	2023 YTD
Sperry business (1)
Revenue	$62.9	$57.4	$46.2	$40.7	$207.2

Operating profit	$(2.3)	$0.2	$(4.0)	$(4.2)	$(10.3)

Net Earnings per share	$(0.02)	$—	$(0.04)	$(0.04)	$(0.10)

Operating profit adjusted (2)	$2.5	$4.6	$(0.5)	$(1.1)	$5.5
(1) The Sperry® business reflects the revenue and operating profit from sale of Sperry® products that will not reoccur after the Company's first period in fiscal 2024 as a result of the sale of the global Sperry® business effective January 10, 2024.
(2) Operating profit adjusted represents operating profit of the Sperry® business before cost allocations for Company resources shared by all Company brands, resources which were not sold as part of the Sperry® divestiture and the costs for which the Company will continue to bear.

The Company believes operating profit before internal cost allocations for shared resources provides useful information to both management and investors because it provides insights into the Sperry brand contribution to the Company’s consolidated results of operations, which contributions will not reoccur following the divestiture of the Sperry brand. Management does not, nor should investors, consider this financial measure in isolation from, or as a substitute for financial information prepared in accordance with GAAP.

RECONCILIATION OF 2023 REPORTED REVENUE
TO ADJUSTED REVENUE FOR COMPARISON
TO 2024 GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis	Keds and Leathers Divestiture (1)	Sperry Divestiture (2)	As Adjusted

Revenue - Fiscal 2023	$2,242.9	$43.6	$207.2	$1,992.1
(1)Adjustments reflect the Keds business and Wolverine Leathers business results included in the consolidated condensed statement of operations.
(2)Adjustments reflect the Sperry business results included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED 2023 OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN FOR COMPARISON
TO 2024 GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	Keds and Leathers Divestiture (2)	Sperry Divestiture (3)	As Adjusted

Operating Profit (Loss) - Fiscal 2023	$(68.2)	$137.1	$(1.4)	$10.3	$77.8

Operating margin	(3.0)%				3.9%
(1)Adjustments reflect $185.3 million for a non-cash impairment of long-lived assets, $47.1 million of reorganization costs, $5.5 million of costs associated with divestitures, partially offset by $90.4 million gain on the sale of businesses, trademarks and long-lived assets and $10.4 million of environmental and other related costs net of recoveries.

(2)Adjustments reflect the Keds business and Wolverine Leathers business results included in the consolidated condensed statement of operations.
(3)Adjustments reflect the Sperry business results included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED 2023 DILUTED EPS TO ADJUSTED
DILUTED EPS FOR COMPARISON
TO 2024 GUIDANCE*
(Unaudited)

	GAAP Basis	Adjustments (1)	Keds and Leathers Divestiture (2)	Sperry Divestiture (3)	As Adjusted

EPS - Fiscal 2023	$(0.51)	$0.57	$(0.01)	$0.10	$0.15
(1)Adjustments reflect non-cash impairment of long-lived assets, reorganization costs, costs associated with divestitures, debt modification costs, partially offset by gain on the sale of businesses, trademarks and long-lived assets, environmental and other related costs net of recoveries, and SERP curtailment gain.

(2)Adjustments reflect the Keds business and Wolverine Leathers business results included in the consolidated condensed statement of operations.
(3)Adjustments reflect the Sperry business results included in the consolidated condensed statement of operations.

2024 GUIDANCE RECONCILIATION TABLES
RECONCILIATION OF REPORTED GUIDANCE TO ADJUSTED GUIDANCE,
REPORTED DILUTED EPS GUIDANCE TO ADJUSTED DILUTED EPS
GUIDANCE AND SUPPLEMENTAL INFORMATION*
(Unaudited)
(In millions, except earnings per share)

	GAAP Basis	Divestiture Adjustments (1)	Other Adjustments (2)	As Adjusted

Revenue - Fiscal 2024 Full Year	$1,704 - $1,754	$(4)		$1,700 - $1,750

Gross Margin - Fiscal 2024 Full Year	44.5%	–%		44.5%

Operating Margin - Fiscal 2024 Full Year	5.7%	0.3%	1.0%	7.0%

Dilutive EPS - Fiscal 2024 Full Year	$0.43 -$0.63	$0.05	$0.17	$0.65 - $0.85

Fiscal 2024 Full Year Supplemental information:

Net Earnings	$35 -$51	$4	$14	$53 - $69

Net Earnings used to calculate diluted earnings per share	$34 - $50	$4	$14	$52 - $68

Shares used to calculate diluted earnings per share	79.9			79.9
(1)2024 adjustments reflect financial results for the Sperry® business and Sperry® stores not divested which the Company is closing in 2024.
(2)2024 adjustments reflect estimated environmental and other related costs net of recoveries and reorganization costs.

*To supplement the consolidated condensed financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if environmental and other related costs net of recoveries, non-cash impairment of long-lived assets, reorganization costs, debt modification costs, gain on the sale of businesses, trademarks and long-lived assets, costs associated with divestitures, SERP curtailment gain and costs associated with Sweaty Betty® integration were excluded. The financial results of the ongoing business exclude financial results from the Keds business, Wolverine Leathers business and reflect an adjustment for the transition of our Hush Puppies North America business to a licensing model in the second half of 2023. The outlook for 2024, and comparable results from 2023, in each case, for our ongoing business now also exclude the impact of Sperry, which was sold in January 2024. The Company believes these non-GAAP measures provide useful information to both management and investors by increasing comparability to the prior period by adjusting for certain items that may not be indicative of the Company's core ongoing operating business results and to better identify trends in the Company's ongoing business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to the Company's current period reported results.

Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures are found in the financial tables above.